EXHIBIT (4)

THIS MITTS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR MITTS SECURITIES IN CERTIFICATED FORM, THIS MITTS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS MITTS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO MERRILL LYNCH & CO., INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY MITTS SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-	1,000,000 Units
CUSIP 59021J 44 8	(Each Unit representing $10 principal amount of MITTS Securities)

MERRILL LYNCH & CO., INC.
Market Index Target-Term Securities®
Linked to the USD/EUR Exchange Rate due September 13, 2005
(“MITTS Securities”)

Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the “Company”, which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of TEN MILLION DOLLARS ($10,000,000) (the “Principal Amount”) plus the Supplemental Redemption Amount, as defined below, if any, on September 13, 2005 (the “Stated Maturity”).

Payment or delivery of the Principal Amount and the Supplemental Redemption Amount, if any, and any interest on any overdue amount thereof with respect to this Security shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

This MITTS Security is one of the series of Market Index Target-Term Securities® Linked to the USD/EUR Exchange Rate due September 13, 2005.

Payment at Maturity

The “Supplemental Redemption Amount” with respect to this MITTS Security equals:

	(	Ending Value - Starting Value	)
principal amount x				x Participation Rate
Starting Value

provided, however, that in no event will the Supplemental Redemption Amount be less than zero nor greater than $2.00 per each unit of the MITTS Security. The Starting Value equals 0.9807. The “Ending Value” will be equal to the U.S. Dollar/Euro exchange rate (the “USD/EUR Rate”) in the interbank market as reported by Reuters on page 1FED, or any substitute page thereto, at approximately 10:00 a.m. New York City time, on the fifth scheduled Business Day prior to the Stated Maturity of the MITTS Securities. However, if the USD/EUR Rate is not so quoted by Reuters on page 1FED, or any substitute page thereto, then the USD/EUR Rate will be calculated on the basis of the arithmetic mean of the applicable spot quotations received by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Calculation Agent”) at approximately 10:00 a.m. New York City time on such date for the purchase or sale by the Reference Dealers (as defined below) of the Reference Amount (as defined below) for settlement two Business Days later. If fewer than two Reference Dealers provide such spot quotations, then the USD/EUR Rate will be calculated on the basis of the arithmetic mean of the applicable spot quotations received by the Calculation Agent at approximately 10:00 a.m. New York City time on such date from three leading commercial banks in New York (selected in the sole discretion of the Calculation Agent), for the sale by such banks of the Reference Amount for settlement two Business Days later. If these spot quotations are available from fewer than three banks, then the Calculation Agent, in its sole discretion, shall determine which spot rate is available and reasonable to be used. If no such spot quotation is available, then the USD/EUR Rate will be the rate the Calculation Agent, in its sole discretion, determines to be fair and reasonable under the circumstances at approximately 10:00 a.m. New York City time on such date. If the fifth scheduled Business Day prior to the Stated Maturity is not a Business Day, the USD/EUR Rate will be determined on the immediately succeeding Business Day.

The “Participation Rate” equals 200%.

“Business Day” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in The City of New York or the member states of the European Union which use the Euro as their official currency are authorized or required by law, regulation or executive order to close and such banks are open for dealing in a foreign exchange and foreign currency deposits.

The “Reference Amount” equals 1,000,000 Euros.

“Reference Dealers” as used herein, means Citibank, N.A., Deutsche Bank A.G. and JPMorgan Chase Bank, or their successors.

All determinations made by the Calculation Agent shall be at the sole discretion of theCalculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and the Holders and beneficial owners of the MITTS Securities.

General

This MITTS Security is one of a duly authorized issue of Securities of the Company, issued and to be issued under an Indenture, dated as of April 1, 1983, as amended and restated (herein referred to as the “Indenture”), between the Company and JPMorgan Chase Bank, as Trustee (herein referred to as the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the MITTS Securities, and the terms upon which the MITTS Securities are, and are to be, authenticated and delivered.

The Company hereby covenants for the benefit of the Holders of the MITTS Securities, to the extent permitted by applicable law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the MITTS Securities.

The MITTS Securities are not subject to redemption by the Company or at the option of the Holder prior to the Stated Maturity.

In case an Event of Default with respect to any MITTS Securities shall have occurred and be continuing, the amount payable to a Holder of a MITTS Security upon any acceleration permitted by the MITTS Securities, with respect to the principal amount thereof, will be equal to such principal amount and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the Stated Maturity of the MITTS Securities.

In case of default in payment of the MITTS Securities (whether at the Stated Maturity or upon acceleration), from and after such date the MITTS Securities shall bear interest, payable upon demand of the Holders thereof, at the rate of 2.10% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the MITTS Securities to the date payment of such amount has been made or duly provided for.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate original public offering price or principal amount, as the case may be, of the Securities at the time Outstanding of each series affected thereby. Holders of specified percentages in aggregate original public offering price or principal amount, as the case may be, of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, are permitted to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this MITTS Security shall be conclusive and binding upon such Holder and upon all future Holders of this MITTS Security and of any MITTS Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this MITTS Security.

No reference herein to the Indenture and no provision of this MITTS Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount plus the Supplemental Redemption Amount, if any, with respect to this MITTS Security and any interest on any overdue amount thereof at the time, place, and rate, and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations set forth therein and on the first page hereof, the transfer of this MITTS Security may be registered on the Security Register of the Company, upon surrender of this MITTS Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new MITTS Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The MITTS Securities are issuable only in registered form without coupons in denominations of $10 and integral multiples thereof. This MITTS Security shall remain in the form of a global security held by a Depository. Notwithstanding the foregoing, if (x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this MITTS Security shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the MITTS Securities, this MITTS Security shall be exchangeable for MITTS Securities in definitive form of like tenor and of an equal aggregate Principal Amount, in denominations of $10 and integral multiples thereof. Such definitive MITTS Securities shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive MITTS Securities are so delivered, the Company may make such changes to the form of this MITTS Security as are necessary or appropriate to allow for the issuance of such definitive MITTS Securities.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

Prior to due presentment of this MITTS Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this MITTS Security is registered as the owner hereof for all purposes, whether or not this MITTS Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this MITTS Security which are defined in the Indenture but not in this MITTS Security shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by JPMorgan Chase Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this MITTS Security shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: September 13, 2002

CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.	Merrill Lynch & Co., Inc.
[Copy of Seal]

JPMorgan Chase Bank, as Trustee:	By:
Treasurer

By:	Attest:
Authorized Officer	Secretary